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                        21ST CENTURY TELECOM GROUP, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES,
               INTEREST CHARGES, AND PREFERRED STOCK REQUIREMENTS
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

                                                                                   FOR THE          FOR THE NINE
                                                                                  YEAR ENDED        MONTHS ENDED
                                                                                   12/31/99          12/31/98
                                                                                   --------          --------


1.  EARNINGS
     (a)  Loss before interest expense and income taxes                         $ (37,586,159)      $(13,355,983)
     (b)  Portion of rental expense representative of the interest factor (1)         518,721            499,699
                                                                                --------------      -------------
     Total of 1(a) and 1(b)                                                     $ (37,067,438)      $(12,856,284)

2.  COMBINED FIXED CHARGES
     (a)  Total interest expense                                                $  27,485,457       $ 19,432,729
     (b)  Portion of rental expense representative of the interest factor (1)         518,721            499,699
     (c)  Dividends and accretion on Class A Convertible                            4,014,202          2,804,513
              8% Cumulative preferred stock
     (d)  Dividends and accretion on 13 3/4% senior cumulative                      9,049,262          6,124,194
              exchangeable preferred stock due 2010                             --------------      -------------
     Total combined fixed charges (2(a) through 2(d))                           $  41,067,642       $ 28,861,135

     Total interest charges (2(a) through 2(b))                                 $  28,004,178       $ 19,932,428
                                                                                --------------      -------------
     Total preferred stock requirements (2(c) through 2(d))                     $  13,063,464       $  8,928,707
                                                                                --------------      -------------
3. RATIO OF EARNINGS TO CHARGES AND STOCK REQUIREMENTS
     Ratio of earnings to combined fixed charges                                $       (0.90)      $      (0.45)
                                                                                --------------      -------------
                                                                                --------------      -------------
     Ratio of earnings to interest charges                                      $       (1.32)      $      (0.64)
                                                                                --------------      -------------
                                                                                --------------      -------------
     Ratio of earnings to preferred stock requirements                          $       (2.84)      $      (1.44)
                                                                                --------------      -------------
                                                                                --------------      -------------

4. DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE
     Ratio of earnings to combined fixed charges                                $  78,135,080       $ 41,717,419
                                                                                --------------      -------------
                                                                                --------------      -------------
     Ratio of earnings to interest charges                                      $  65,071,616       $ 32,788,712
                                                                                --------------      -------------
                                                                                --------------      -------------
     Ratio of earnings to preferred stock requirements                          $  50,130,902       $ 21,784,991
                                                                                --------------      -------------
                                                                                --------------      -------------




                                                                                         FOR THE YEAR ENDED MARCH 31,
                                                                                      --------------------------------------
                                                                                      1998              1997            1996
                                                                                      ----              ----            ----
1.  EARNINGS

     (a)  Loss before interest expense and income taxes                           $ (11,089,186)    $ (2,379,449)   $  (811,921)
     (b)  Portion of rental expense representative of the interest factor (1)           220,918           18,384         11,422
                                                                                  --------------    -------------   -----------
     Total of 1(a) and 1(b)                                                       $ (10,868,268)    $ (2,361,065)   $  (800,499)

2.  COMBINED FIXED CHARGES

     (a)  Total interest expense                                                  $   3,941,358     $    437,843    $   214,688
     (b)  Portion of rental expense representative of the interest factor (1)           220,918           18,384         11,422
     (c)  Dividends and accretion on Class A Convertible                              3,173,525          478,981              -
              8% Cumulative preferred stock
     (d)  Dividends and accretion on 13 3/4% senior cumulative                        1,060,938                -              -
              exchangeable preferred stock due 2010                               -------------     ------------    -----------
     Total combined fixed charges (2(a) through 2(d))                             $   8,396,739     $    935,208    $   226,110

     Total interest charges (2(a) through 2(b))                                   $   4,162,276     $    456,227    $   226,110
                                                                                  --------------    -------------   -----------
     Total preferred stock requirements (2(c) through 2(d))                       $   4,234,463     $    478,981    $         -
                                                                                  --------------    -------------   -----------
3. RATIO OF EARNINGS TO CHARGES AND STOCK REQUIREMENTS
     Ratio of earnings to combined fixed charges                                  $       (1.29)    $      (2.52)   $     (3.54)
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------
     Ratio of earnings to interest charges                                        $       (2.61)    $      (5.18)   $     (3.54)
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------
     Ratio of earnings to preferred stock requirements                            $       (2.57)    $      (4.93)   $       N/A
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------
4. DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE
     Ratio of earnings to combined fixed charges                                  $  19,265,007     $  3,296,273    $ 1,026,609
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------
     Ratio of earnings to interest charges                                        $  15,030,544     $  2,817,292    $ 1,026,609
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------
     Ratio of earnings to preferred stock requirements                            $  15,102,731     $  2,840,046    $       N/A
                                                                                  --------------    -------------   -----------
                                                                                  --------------    -------------   -----------

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(1)  21st Century considers one-third of total rental expense to represent return on capital.